UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015 (December 9, 2015)

AG Mortgage Investment Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 9, 2015, AG Mortgage Investment Trust, Inc. (the “Company”), through AG ARC LLC, a Delaware limited liability company and an indirect taxable REIT subsidiary of the Company (“AG ARC”), entered into the Limited Liability Company Agreement (the “LLC Agreement”) of Arc Home LLC (“Arc Home”), a Delaware limited liability company. Arc Home plans to originate conforming, FHA, Jumbo and non-QM residential mortgage loans and will be led by the executive team of Barry Bier, Sandy Blitzer, Martin Schroeter and Brad Brautigam (the “Management Team”). The Board of Managers of Arc Home will consist of three (3) members appointed by AG ARC and two (2) members appointed by the Management Team.

The LLC Agreement contains customary representations and warranties, certain rights and restrictions related to the acquisition and transfer of the units of Arc Home, as well as certain covenants of the parties related to capital contributions, distributions, management and indemnification, among others. Arc Home will be capitalized with up to $30 million of which approximately $15 million will be provided and guaranteed by the Company. The LLC Agreement does not provide for obligations that are material to and enforceable against the Company and is not expected to have a material effect on the Company’s net income, financial condition or liquidity.

Forward-Looking Statements

This report, together with other statements and information publicly disseminated by the Company, includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to the formation, operation and capitalization of Arc Home LLC. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings. Copies are available free of charge on the SEC’s website, http://www.sec.gov/. All information in this report is as of the date of this report. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2015	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ Raul E. Moreno
Raul E. Moreno
General Counsel and Secretary